UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2022

ONFOLIO HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41466	37-1978697
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

1007 North Orange Street, 4th Floor, Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (682) 990-6920

_______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ONFO	Nasdaq Capital Market
Warrants To Purchase Common Stock	ONFOW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 15, 2022, Jack W. Hawkins tendered his resignation as Chief Financial Officer of Onfolio Holdings Inc. (the “Company”), effective December 31, 2022. Mr. Hawkins’ departure was not the result of any disagreement with the Company nor any issue related to the Company’s financial statements or accounting practices. Rob te Braake, the Company’s financial advisor will serve as the Company’s Interim Chief Financial Officer and will continue to operate in that capacity until a new Chief Financial Officer has been appointed. Mr. Hawkins is expected to remain with the Company until at least March 2023 in a non-executive role to assist Mr. te Braake with his transition into the Interim Chief Financial Officer position.

On December 15, 2022, Rob te Braake, the Company’s financial advisor, was appointed by the Company’s Board of Directors to serve as the Company’s Interim Chief Financial Officer effective January 1, 2023 until the Company appoints a new Chief Financial Officer. As the Company’s Interim Chief Financial Officer, Mr. te Braake will be responsible for (i) analyzing budget and finances (alongside the President); (ii) creating and presenting financial and tax strategy recommendations to the executive team; (iii) overseeing cash flow, cash management, working capital, and company audits; (iv) preparing financial statements and reports, including SEC filings; (v) ensuring legal compliance on all financial functions; (vi) other duties as may be prescribed by the Company’s Chief Executive Officer from time to time.

There are no arrangements or understandings between Mr. te Braake and any other persons pursuant to which he was appointed as the Company’s Interim Chief Financial Officer. There is no family relationship between Mr. te Braake and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company has not entered into any transactions with Mr. te Braake that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

Mr. te Braake, age 39 has served as a financial advisor to the Company since 2020 where he provided all bookkeeping services to all of Company’s legal entities, as well performing finance/accounting related projects, through Calixtus Ltd, a business advisory firm that he owns. Since March 2017, Mr. te Braake served as a Director of Calixtus Ltd. Mr. te Braake has 5+ years of experience working as advisor, fractional CFO and similar roles to companies in similar industries as the Company and 10+ years of experience on the intersection of finance and international entrepreneurship.

Mr. te Braake entered into a written employee agreement with the Company whereby Mr. te Braake will receive as compensation, among other things, a base salary of $168,000 per year. Additionally, Mr. te Braake will be entitled to participate in any Company executive bonus plan in effect during his employment or association with the Company. Any payout related to any bonus opportunity will be solely at the discretion of the Company’s Board of Directors and may be modified from time to time by the Board of Directors in its sole discretion. A copy of Mr. te Braake’s employee agreement is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description
10.1	Employee Agreement – Rob te Braake
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONFOLIO HOLDINGS INC.

Date: December 20, 2022	By:	/s/ Dominic Wells
Dominic Wells,
Chief Executive Officer